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Exhibit 3.8

AMENDED AND RESTATED
BYLAWS

of

NORTH COAST ENERGY, INC.

a Delaware Corporation

i

Section 5.3	Loans	6
Section 5.4	Contracts	6
ARTICLE VI	CERTIFICATES FOR SHARES AND THEIR TRANSFER	6
Section 6.1	Certificates for Shares	6
Section 6.2	Transfer of Shares	6
ARTICLE VII	FISCAL YEAR	6
Section 7.1	Fiscal Year	6
ARTICLE VIII	DIVIDENDS	7
Section 8.1	Dividends	7
ARTICLE IX	SEAL	7
Section 9.1	Seal	7
ARTICLE X	WAIVER OF NOTICE	7
Section 10.1	Waiver of Notice	7
ARTICLE XI	AMENDMENTS	7
Section 11.1	Amendments	7

ii

AMENDED AND RESTATED
BYLAWS OF NORTH COAST ENERGY, INC.

A DELAWARE CORPORATION

        The name of this corporation (the "Corporation"), its corporate purpose, the terms of its existence, and the number and kind of authorized capital shares are set forth in the Certificate of Incorporation filed under the Delaware General Corporation Law with the Secretary of State of the State of Delaware as the same may be amended from time to time. Any capitalized terms not defined herein shall have the meaning ascribed to them in Chapter 1, Title 8 of the Delaware Code, and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the Delaware General Corporation Law. These Bylaws are subject to the provisions of the Certificate of Incorporation.

ARTICLE I

OFFICES

        Section 1.1 Principal Office.    The principal office of the Corporation in the State of Delaware shall be located in Wilmington, Delaware.

        Section 1.2 Registered Office and Registered Agent.    The registered office and agent of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be as indicated by the Certificate of Incorporation. The registered office or the registered agent may be changed by notifying the Secretary of State of the State of Delaware.

        Section 1.3 Other Offices.    The Corporation may have other offices, either within or without the State of Delaware, as the Board of Directors may designate.

ARTICLE II

STOCKHOLDERS

        Section 2.1 Annual Meeting.    An annual meeting of the Stockholders shall be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be on a legal holiday in the State of Delaware, the meeting shall be held on the next business day.

        Section 2.2 Special Meetings.    Special meetings of the Stockholders, for any purpose or purposes, may be called by the President, by a majority of the Board of Directors, or by a majority of the Stockholders.

        Section 2.3 Place of Meetings.    The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for an annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the Corporation. Stockholders may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 2.4 Notice of Meetings.    Written notice stating the place, day, and hour of the meeting, and in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, to each Stockholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with adequate postage, addressed to the Stockholder at his address as it appears on the transfer records of the Corporation. Any notice required to be given to any stockholder hereunder or under the Certificate of Incorporation need not be given to the stockholder if (a) notice of two consecutive annual meetings of the Corporation and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.

        Section 2.5 Fixing of Record Dates.    For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any determination of Stockholders, the date in any case to be not more than 60 days and, in case of a meeting of Stockholders, not less than 10 days prior to the date on which the particular action, requiring the determination of Stockholders, is to be taken.

        Section 2.6 Quorum.    A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Stockholders. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

        Section 2.7 Proxies.    At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing by the Stockholder or by his attorney authorized by power of attorney duly executed. Proxies or powers of attorney shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

        Section 2.8 Voting of Shares.    Each outstanding share with voting rights will be entitled to a single vote when any matter is being submitted to a vote at a meeting of Stockholders.

        Section 2.9 Voting by Certain Stockholders.    Shares recorded in the name of a corporation may be voted by an officer, agent, or proxy as the Bylaws of that corporation may prescribe, or, in the absence of such a provision, as the Board of Directors of that corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a recorded transfer of the shares into his name. Shares held by a Trustee may be voted by him, either in person or by proxy, but a Trustee will not be able to vote unless the shares have been transferred into the name of the Trustee. Shares held by or under the control of a receiver may be voted without a recorded transfer of the shares into his name if authority exists in an appropriate order of the Court by which the receiver was appointed. A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares.

        Section 2.10 Shares Not to be Voted.    Except as otherwise provided by law, shares of the Corporation held by it in any capacity shall not be voted, either directly or indirectly, and shall not be counted in determining the total number of outstanding shares.

        Section 2.11 Action by Stockholders Without Meeting.    Any action to be taken at any annual or special meeting of Stockholders of a corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of Stockholders.

ARTICLE III

BOARD OF DIRECTORS

        Section 3.1 Number, Tenure, Qualifications and Removal.    There shall be one or more Directors for the corporation. Subject to any limitations specified by law or in the Certificate of Incorporation, the number of Directors may be increased or decreased by resolution adopted by a majority of the Board of Directors. Each Director shall hold office until the next annual meeting of Stockholders or until his successor shall have been elected and qualified. Directors need not be residents of the State of Delaware nor stockholders of the Corporation. Any Director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors at any special meeting of stockholders duly called and held for such purpose.

        Section 3.2 Regular Meetings.    A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware for the holding of additional regular meetings without other notice than such resolution.

        Section 3.3 Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman, or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

        Section 3.4 Notice.    Notice of any special meeting shall be given at least 24 hours prior to the meeting by written notice delivered personally, mailed to each Director at his business address, or by telegram or electronic mail, or by notice by telephone. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, properly addressed with postage. If notice is sent via telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a Waiver of Notice of the Meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of a meeting or a Waiver of Notice.

        Section 3.5 Quorum.    A majority of the number of Directors fixed by Section 3.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

        Section 3.6 Manner of Acting.    The act of the majority of the number of Directors established pursuant to Section 3.1 hereof shall be the act of the Board of Directors.

        Section 3.7 Vacancies.    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Stockholders called for that purpose.

        Section 3.8 Compensation.    By resolution of the Board of Directors, the Directors may be paid their actual expenses incurred for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation.

        Section 3.9 Presumption of Assent.    A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before adjournment or shall forward such within 10 days after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

        Section 3.10 Action by Written Consent.    Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors.

        Section 3.11 Executive Committee.    The Board of Directors may, by resolution passed by a majority of the number of Directors established pursuant to Section 3.1 hereof, designate an executive committee to consist of two or more of the Directors of the Corporation as may be appointed by the Board of Directors. The executive committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Corporation, except where action of the full Board of Directors is required by statute, law or the Certificate of Incorporation.

ARTICLE IV

OFFICERS

        Section 4.1 Number.    The officers of the Corporation shall be President, one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Other officers and assistant officers, as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

        Section 4.2 Election and Term of Office.    The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Stockholders. Each officer shall hold office until his successor shall have been elected and shall have qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

        Section 4.3 Removal.    An officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such a removal shall be without prejudice to the contract rights of the person removed.

        Section 4.4 Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 4.5 The President.    The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the Corporation. With the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, the President may sign certificates for shares of the

Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and shall generally perform all duties incident to the office of President and other duties as may be prescribed by the Board of Directors.

        Section 4.6 The Vice Presidents.    In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform other duties as may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate the order of succession of Vice Presidents by adoption of titles which shall succeed the President as follows: (a) Executive Vice President; (b) Senior Vice President; and (c) Vice President.

        Section 4.7 The Secretary.    The Secretary shall keep the minutes of the Stockholders and of the Board of Directors meetings, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, keep a record of the post office address of the Stockholders, sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by the resolution of the Board of Directors, have general charge of the transfer records of the Corporation and perform generally all duties incident to the office of Secretary and other duties as may be assigned to him by the President or by the Board of Directors.

        Section 4.8 Assistant Secretaries.    Each Assistant Secretary, if any, shall have such powers and duties as may be assigned to him by the Board of Directors or the President, or, in the absence of such a delegation or assignment, shall have all of the powers and duties of the Secretary as set forth in Section 4.7 above. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

        Section 4.9 The Treasurer.    The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source, and deposit all monies in the name of the Corporation in the banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws and perform generally all of the duties incident to the office of Treasurer and other duties as may be assigned to him by the President or by the Board of Directors.

        Section 4.10 Assistant Treasurers.    Each Assistant Treasurer, if any, shall have such powers and duties as may be assigned to him by the Board of Directors or the President, or, in the absence of such delegation and assignment, shall have all of the powers and duties of the Treasurer as set forth in Section 4.9 above. The Assistant Treasurers (in order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

        Section 4.11 Salaries.    The salaries of the officers shall be fixed by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

DEPOSITS, CHECKS, LOANS, AND CONTRACTS

        Section 5.1 Deposits.    All funds of the Corporation shall be deposited to the credit of the Corporation in banks, trust companies, or other depositories selected by the Board of Directors.

        Section 5.2 Checks, Drafts, etc.    All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by an officer or officers, agent or agents of the Corporation as shall be determined by the Board of Directors and this authority may be general or confined to specific instances.

        Section 5.3 Loans.    No loans shall be contracts on behalf of the Corporation and no evidences of indebtedness shall be issued in the corporate name unless authorized by a resolution of the Board of Directors, and this authority may be general or confined to specific instances.

        Section 5.4 Contracts.    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

        Section 6.1 Certificates for Shares.    Certificates representing shares of the Corporation shall be in a form as shall be determined by the Board of Directors. The certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        Section 6.2 Transfer of Shares.    Transfer of shares of the Corporation shall be made only on the Stockholder transfer records of the Corporation by the holder of record or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes (all such owners being referred to herein, collectively, as the "Stockholders").

ARTICLE VII

FISCAL YEAR

        Section 7.1 Fiscal Year.    The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE VIII

DIVIDENDS

        Section 8.1 Dividends.    The Board of Directors may declare, and the Corporation may pay, dividends on its outstanding shares in any manner and upon any terms and conditions not restricted by the Certificate of Incorporation or prohibited by law.

ARTICLE IX

SEAL

        Section 9.1 Seal.    The Board of Directors may provide for a corporate seal in such form as the Board of Directors may prescribe.

ARTICLE X

WAIVER OF NOTICE

        Section 10.1 Waiver of Notice.    Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Delaware General Corporation Law, a waiver of notice, in writing, signed by the person or persons entitled to the notice, whether before or after the required stated time, shall be deemed equivalent to the giving of the notice.

ARTICLE XI

AMENDMENTS

        Section 11.1 Amendments.    These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by action of either the Directors or the Stockholders at any regular or special meeting.

CERTIFICATION OF BYLAWS

        The foregoing Amended and Restated Bylaws were duly adopted by unanimous consent of the Sole Stockholder and these Amended and Restated Bylaws are certified as being those approved for regulation of corporate affairs by the Sole Stockholder of the Corporation on the 2nd day of February, 2004.

/s/ Dean A. Swift Dean A. Swift, Secretary

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  Exhibit 3.8
AMENDED AND RESTATED BYLAWS of NORTH COAST ENERGY, INC. a Delaware Corporation
TABLE OF CONTENTS
AMENDED AND RESTATED BYLAWS OF NORTH COAST ENERGY, INC.
ARTICLE I OFFICES
ARTICLE II STOCKHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V DEPOSITS, CHECKS, LOANS, AND CONTRACTS
ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER
ARTICLE VII FISCAL YEAR
ARTICLE VIII DIVIDENDS
ARTICLE IX SEAL
ARTICLE X WAIVER OF NOTICE
ARTICLE XI AMENDMENTS
CERTIFICATION OF BYLAWS